2 EASY WAYS TO MAKE YOUR ELECTION

BY PHONE
o    Read the enclosed information and have this card at hand
o    Call toll-free 1-800-597-7657
o    Follow the recorded instructions
o    Do not return this paper ballot

BY MAIL
o    Read the enclosed information and have this card at hand
o    Check the appropriate box below
o    Sign and date instruction card
o    Return promptly in the enclosed envelope

BEFORE COMPLETING THIS FORM, PLEASE CAREFULLY READ THE ACCOMPANYING INFORMATION

YOUR INSTRUCTION MUST BE RECEIVED AT T. ROWE PRICE BY 11:59 P.M. EASTERN TIME ON
MARCH 13, 2005 (UNLESS THE OFFER IS EXTENDED) OR YOUR SHARES WILL NOT BE
TENDERED.

Please fold and detach card at perforation before mailing

TENDER OFFER INSTRUCTION FORM
GENENCOR INTERNATIONAL, INC. COMMON STOCK HELD IN THE GENENCOR
INTERNATIONAL, INC. EMPLOYEE RETIREMENT INVESTMENT PLAN

** CONTROL NUMBER **

IN RESPONSE TO THE OFFER BY DH SUBSIDIARY, INC., A WHOLLY-OWNED INDIRECT
SUBSIDIARY OF DANISCO A/S ("DANISCO") TO ACQUIRE ALL OUTSTANDING SHARES OF
COMMON STOCK OF GENENCOR INTERNATIONAL, INC., NOT OWNED BY DANISCO AND ITS
SUBSIDIARIES, SUBJECT TO THE TERMS AND CONDITIONS OF THE OFFER TO PURCHASE DATED
FEBRUARY 15, 2005, AS SUPPLEMENTED ON MARCH 9, 2005 (THE "OFFER"), I HEREBY
INSTRUCT T. ROWE PRICE TRUST COMPANY TO TENDER OR NOT TENDER THE SHARES OF
GENENCOR INTERNATIONAL, INC. IN MY GENENCOR INTERNATIONAL EMPLOYEE RETIREMENT
INVESTMENT PLAN ACCOUNT AS FOLLOWS:

(PLEASE CHECK ONE BOX BELOW AND COMPLETE)

_____ YES. I DIRECT T. ROWE PRICE TO TENDER ALL OF THE SHARES CREDITED TO MY
PLAN ACCOUNT IN RESPONSE TO THE OFFER.

_____ NO. I DIRECT T. ROWE PRICE TO TENDER NONE OF THE SHARES CREDITED TO MY
PLAN ACCOUNT IN RESPONSE TO THE OFFER.

INSTRUCTIONS NOT TIMELY RECEIVED BY T. ROWE PRICE AND INSTRUCTIONS WITH NO
ELECTION, OR WITH MORE THAN ONE ELECTION, WILL BE TREATED AS AN INSTRUCTION NOT
TO TENDER SHARES.

SIGNATURE
PLEASE PRINT NAME
DATE
DAYTIME PHONE NUMBER

T-035 SM 2